UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

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SciClone Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

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SciClone Pharmaceuticals, Inc.

950 Tower Lane, Suite 900,

Foster City, California 94404-2125

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 27, 2017

This is a supplement to the proxy statement, dated August 18, 2017, which we refer to herein as the definitive proxy statement, of SciClone Pharmaceuticals, Inc., which we refer to herein as SciClone or the Company, that was mailed to you in connection with the solicitation of proxies for use at the special meeting of stockholders to be held on September 27, 2017, at 10:00 a.m. at the Marriott San Mateo/San Francisco Airport, 1770 S. Amphlett Blvd., San Mateo, California 94402. The purpose of the special meeting is to consider and vote upon the following proposals: (i) a proposal to approve and adopt the Agreement and Plan of Merger, which we refer to herein as the merger agreement, dated June 7, 2017, by and among the Company, Silver Biotech Investment Limited, a company organized under the laws of the Cayman Islands, which we refer to herein as Holdco, and Silver Delaware Investment Limited, a Delaware corporation and a wholly-owned subsidiary of Holdco, which we refer to herein as Merger Sub, pursuant to which Merger Sub will be merged with and into the Company, which we refer to herein as the merger, with the Company continuing as the surviving corporation and a wholly owned subsidiary of the Holdco and approve the merger and other transactions contemplated by the merger agreement; (ii) a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement and approve the merger at the time of the special meeting; and (iii) a non-binding, advisory proposal to approve certain compensation payable or that may become payable to the Company’s named executive officers in connection with the merger. The Company’s board of directors, which we refer to herein as the Board previously established August 11, 2017 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the special meeting or at any adjournment or postponement thereof.

After careful consideration, our Board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger consideration and the merger, are fair to, and in the best interests of, the Company and its stockholders and approved, adopted and authorized, and declared advisable the merger agreement and the merger and the other transactions contemplated by the merger agreement. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDRES OF THE COMPANY VOTE “FOR” APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED THEREBY. In addition, the Board unanimously recommends that the stockholders of the Company vote “FOR” the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve and adopt the merger agreement and approve the merger at the time of the special meeting; and “FOR” the non-binding, advisory proposal to approve compensation that will or may become payable by the Company to its named executive officers in connection with the merger.

Litigation relating to the Merger

In connection with the merger, four putative class action complaints have been filed in the United States District Court for the Northern District of California against the Company and its directors, and in one case, included Holdco and Merger Sub as defendants. The four complaints are captioned as follows: (i) Travis Daley v. SciClone Pharmaceuticals, Inc., Jon S. Saxe, Friedhelm Blobel, Nancy T. Chang, Richard J. Hawkins, Gregg Anthony Lapointe, Simon Li, Case No. 3:17-cv-04563 (filed August 9, 2017); (ii) Louis Consoli v. SciClone Pharmaceuticals, Inc., Friedhelm Blobel, Jon S. Saxe, Nancy T. Chang, Richard J. Hawkins, Gregg A. Lapointe, and Simon Li, Case No. (blank) (filed on August 16, 2017); (iii) Matthew Sciabacucchi v. SciClone Pharmaceuticals, Inc., Jon. S. Saxe, Friedhelm Blobel, Nancy T. Chang, Richard J. Hawkins, Gregg Anthony Lapointe, Simon Li, Silver Biotech Investment Limited, and Silver Delaware Investment Limited., Case No. 3:17-cv-04799 (filed on August 17, 2017); (iv) Rachel Salpeter-Levy v. SciClone Pharmaceuticals, Inc., Jon S. Saxe, Friedhelm Blobel, Nancy T. Chang, Richard J. Hawkins, Gregg Anthony Lapointe, and Simon Li, Case No. 17-cv-5013 (filed on August 30, 2017), which we collectively refer to herein as the merger litigation. These complaints, which have been brought by alleged SciClone stockholders, generally claim that the Company’s preliminary proxy statement and definitive proxy statement omitted certain material information relating to the merger.

The actions seek, among other things, (a) to enjoin the defendants from proceeding with, consummating, or closing the merger, (b) rescission of the merger or an award of rescissory damages, to the extent the merger has already been consummated, (c) an award of plaintiff’s costs and disbursements, including attorneys’ and expert fees and expenses, and (d) to disseminate a proxy that includes what the plaintiffs allege are all material facts required in it or necessary to make the statement contained therein not misleading.

The Company and the other defendants named in the merger litigation believe that the claims asserted in the merger litigation are without merit and no supplemental disclosure is required under applicable law. However, in order to avoid the risk of the merger litigation delaying or adversely affecting the merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the definitive proxy statement as described in this Schedule 14A. Nothing in the definitive proxy statement or in this Schedule 14A shall be deemed an admission by the Company or any such other defendants or any other person or entity of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company and such other defendants deny all liability with respect to the facts and claims alleged in the merger litigation and specifically deny all allegations that any additional disclosure was or is required.

Supplemental Disclosures

The Company is providing certain additional disclosures that are supplemental to those contained in the definitive proxy statement previously mailed to you. This supplemental information should be read in conjunction with the definitive proxy statement, which we urge you to read in its entirety. As noted above, none of the defendants have admitted wrongdoing of any kind, including but not limited to inadequacies in any disclosure, the materiality of any disclosure that the plaintiffs contend should have been made, any breach of any fiduciary duty, or aiding or abetting any of the foregoing. To the extent that information herein differs from or updates information contained in the definitive proxy statement, the information contained herein supersedes the information contained in the definitive proxy statement previously mailed to you. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement. The disclosures appear below the appropriate section headings that correspond to the sections in the definitive proxy statement. Page numbers used herein are with reference to the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on Form DEFM 14A on August 18, 2017 and available free of charge at the SEC’s web site, www.sec.gov. Paragraph references used herein refer to the proxy statement prior to any additions or deletions resulting from the supplemental disclosures. Without admitting in any way that any of the disclosures below are material or required by the federal securities laws, state fiduciary law, or any other applicable rule, statute, regulation or law, the Company makes the following additional disclosures:

Supplement to “The Merger – Certain Financial Projections”

The following disclosure supplements and is to be inserted immediately after the second table under the heading “Projections” on page 62 of the proxy statement.

Unlevered Free Cash Flow (Non-GAAP) is defined for purposes of the Management Projections as Earnings Before Interest, Tax and Depreciation (EBITDA GAAP) minus income tax expense and minus capital expenditures, and adjusted for changes in working capital. The following tables reconcile projected Unlevered Free Cash Flow (Non-GAAP) to EBITDA (GAAP). EBITDA (GAAP) is the most directly comparable financial measure, as calculated and presented in accordance with GAAP, in comparison to Unlevered Free Cash Flow (Non-GAAP).

($ Millions) Unlevered Free Cash Flow (Non-GAAP) Total	2017	2018	2019	2020	2021	2022	2023	2024
EBITDA (GAAP)	47.7	30.4	39.2	41.8	35.5	40.3	39.3	33.2
Income Tax	-2.5	-1.9	-2.1	-2.3	-1.8	-2.0	-2.2	-1.8
CapEx	-2.2	-1.0	-1.0	-1.0	-1.0	-1.0	-1.0	-1.0
(Increase)/Decrease in Net Working Capital	-3.6	1.6	-3.5	-0.4	-1.8	-4.7	-6.0	-3.6

Unlevered Free Cash Flow (Non-GAAP) Total	39.4	29.0	32.6	38.1	30.8	32.5	30.2	26.9

Unlevered Free Cash Flow (Non-GAAP) by Product	2017	2018	2019	2020	2021	2022	2023	2024
EBITDA (GAAP)	47.7	30.4	39.2	41.8	35.5	40.3	39.3	33.2

EBITDA (GAAP)—Zadaxin	51.6	40.3	42.3	43.5	34.3	37.8	45.0	33.2
EBITDA (GAAP)—Pipeline	-1.4	-7.9	-1.3	-4.9	2.4	3.8	1.5	11.2
EBITDA (GAAP)—Pfizer/Baxter	-1.0	-3.0	-3.6	0.0	0.0	0.0	0.0	0.0
EBITDA (GAAP)—DC Bead	-1.5	1.0	1.8	3.2	4.7	6.0	5.6	6.9
EBITDA (GAAP)—Unallocated G&A	0.0	0.0	0.0	0.0	-5.9	-7.3	-12.8	-18.0

Income Tax	-2.5	-1.9	-2.1	-2.3	-1.8	-2.0	-2.2	-1.8

Income Tax—Zadaxin	-2.5	-1.9	-2.0	-2.1	-1.7	-1.8	-2.2	-1.6
Income Tax—Pipeline	0.0	0.1	0.0	0.0	-0.1	-0.2	-0.2	-0.6
Income Tax—Pfizer/Baxter	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Income Tax—DC Bead	0.0	0.0	-0.1	-0.2	-0.3	-0.4	-0.4	-0.5
Income Tax—Unallocated G&A	0.0	0.0	0.0	0.0	0.3	0.4	0.6	0.9

Capex	-2.2	-1.0	-1.0	-1.0	-1.0	-1.0	-1.0	-1.0

Capex Zadaxin	-2.2	-1.0	-1.0	-1.0	-1.0	-1.0	-1.0	-1.0
Capex Pipeline	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Capex Pfizer/Baxter	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Capex DC Bead	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

(Increase)/Decrease in Net Working Capital	-3.6	1.6	-3.5	-0.4	-1.8	-4.7	-6.0	-3.6

(Incr)/Decr in Net Working Capital Zadaxin	-3.3	1.4	-3.1	-0.3	-1.6	-3.8	-4.5	-2.4
(Incr)/Decr in Net Working Capital Pipeline	0.0	0.0	0.0	0.0	-0.1	-0.3	-0.5	-0.5
(Incr)/Decr in Net Working Capital Pfizer/Baxter	-0.2	0.1	-0.2	0.0	0.0	0.0	0.0	0.0
(Incr)/Decr in Net Working Capital DC Bead	0.0	0.1	-0.2	0.0	-0.2	-0.7	-0.9	-0.7

Unlevered Free Cash Flow (Non-GAAP) Total	39.4	29.0	32.6	38.1	30.8	32.5	30.2	26.9

Unlevered Free Cash Flow Breakout (1)
Unlevered Free Cash Flow (Non-GAAP) Zadaxin	44	39	36	40	30	31	37	28
Unlevered Free Cash Flow (Non-GAAP) Pipeline	-1	-8	-1	-5	2	3	1	10
Unlevered Free Cash Flow (Non-GAAP) Pfizer/Baxter	-1	-3	-4	0	0	0	0	0
Unlevered Free Cash Flow (Non-GAAP) DC Bead	-2	1	2	3	4	5	4	6
Unlevered Free Cash Flow (Non-GAAP) Unallocated G&A	0	0	0	0	-6	-7	-12	-17

(1)	Amounts are as set forth in the definitive proxy statement and are rounded to the nearest million.

SciClone has presented non-GAAP information above as the Company believes this non-GAAP information is useful for investors, taken in conjunction with SciClone’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of SciClone’s operating results as reported under GAAP. The non-GAAP calculations and reconciliation are provided in the accompanying tables above.

Forward-Looking Statements

This document and the documents to which the Company refers you in this communication contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, plans, strategies, or objectives that are subject to change, and actual results may differ materially from the forward-looking statements. Without limiting the foregoing, the words “expect,” “plan”, “believe,” “seek,” estimate,” “aim,” “intend,” “anticipate,” “believe,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements may involve known and unknown risks over which the Company has no control. Those risks include, without limitation (i) the risk that the proposed transaction may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the risk that the consortium consisting of entities affiliated with GL Capital Management GP Limited, Bank of China Group Investment Limited, CDH Investments, Ascendent Capital Partners and Boying (collectively, the “Buyer Consortium”) may fail to obtain financing, and notwithstanding that receipt of financing is not a closing condition, that the closing may not occur if Buyer Consortium is unable to secure adequate financing, (iii) the failure to satisfy all of the closing conditions of the proposed transaction, including the adoption of the definitive agreement by the Company’s stockholders, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, (v) the effect of the announcement or pendency of the proposed transaction on the Company’s business, operating results, and relationships with customers, suppliers and others, (vi) risks that the proposed transaction may disrupt the Company’s current plans and business operations, (vii) potential difficulties retaining employees as a result of the proposed transaction, (viii) risks related to the diverting of management’s attention from the Company’s ongoing business operations, and (ix) the outcome of any legal proceedings that may be instituted against the Company related to the definitive agreement or the proposed transaction. In addition, the Company’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: the Company’s substantial dependence on sales of ZADAXIN in China; the dependence of the Company’s revenues on obtaining or maintaining regulatory licenses and compliance with other country-specific regulations, including renewing the Company’s drug import license for ZADAXIN; risks and uncertainties relating to Chinese government actions intended to reduce pharmaceutical prices such as the reduction in some provinces of the governmentally permitted maximum listed price for the Company’s products and increased oversight of the health care market and pharmaceutical industry; risks related to existing and future pricing pressures on our products, particularly in China; SciClone’s ability to implement and maintain controls over its financial reporting; actual or anticipated fluctuations in the Company’s operating results, some of which may result from undertaking new clinical development projects, or from licensing or acquisition-related expenses including up-front fees, milestone payments, and other items; the Company’s ability to successfully develop or commercialize its products; risks related to the impact of the Company’s efforts to in-license or acquire other pharmaceutical products for marketing in China and other markets; the Company’s dependence of its current and future revenue and prospects on third-party license, promotion or distribution agreements, including the need to renew such agreements, enter into similar agreements, or end arrangements that SciClone does not believe are beneficial; risks relating to operating in China, including risk due to changes in regulatory environment, slow payment cycles and changes to economic conditions including currency exchange fluctuations; uncertainty in the prospects for unapproved products, including uncertainties as to pricing and competition and risks relating to the clinical trial process and related regulatory approval process and the process of initiating trials at, and enrolling patients at, clinical sites. Please also refer to other risks and uncertainties described in SciClone’s filings with the SEC, including but not limited to the risks described in SciClone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2017. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

SciClone, SciClone Pharmaceuticals, the SciClone Pharmaceuticals design, the SciClone logo and ZADAXIN are registered trademarks of SciClone Pharmaceuticals, Inc. in the United States and numerous other countries.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company and the Buyer Consortium. The proposed merger of the Company is being submitted to the stockholders of the Company for their consideration. In connection therewith, on August 18, 2017, the Company filed a definitive proxy statement with the SEC. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS AND THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENT OR SUPPLEMENT THERETO) REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.sciclone.com under the heading “SEC Filings” in the “Investors and Media” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting the Company’s Investor Relations Department at (650) 358-1447.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from the Company’s stockholders in favor of the proposed transaction. Information about the Company’s directors and executive officers and their interests in the solicitation, which may, in some cases, differ from those of the Company’s stockholders generally, is included in the definitive proxy statement filed with the SEC in connection with the proposed transaction. Additional information about these directors and executive officers is available in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2017, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 9, 2017. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts printed in the latest proxy statement or Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.